First Trust Advisors L.P.
                             120 East Liberty Drive
                                   Suite 400
                            Wheaton, Illinois 60187




                                January 9, 2014


First Trust Portfolios L.P.
120 East Liberty Drive, Suite 400
Wheaton, Illinois  60187

         Re:                        FT 4610

Gentlemen:


      We have examined the Registration Statement File No. 333-192264 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First Trust Advisors L.P. as evaluator.

      You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                           Sincerely,

                                           FIRST TRUST ADVISORS L.P.




                                           Elizabeth H. Bull
                                           Senior Vice President